Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2014 THIRD QUARTER RESULTS

DENVER, COLORADO, Thursday, October 30, 2014. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended September 30, 2014.

2014 Third Quarter Highlights and Comparisons to 2013 Third Quarter

●	Net income of $15.5 million, or $0.32 per diluted share vs. net income of $36.3 million, or $0.74 per diluted share
o	Includes $4.3 million pretax impairment of securities sold subsequent to quarter-end to fund debt redemption
o	Tax expense of $8.5 million vs. tax benefit of $1.3 million
●	Pretax income of $23.9 million vs. $34.9 million
●	Home sale revenues of $405.1 million, down 7% from $433.7 million
o	Homes delivered of 1,093 down from 1,257
o	Average sales price up $25,600 per home, or 7%, to $371,000
●	Gross margin from home sales of 16.5% vs. 18.1%
●	SG&A expenses as a percentage of home sale revenues of 12.5% vs. 13.3%, an 80 basis point improvement
●	Net new orders up 17% to 1,081 homes
o	Dollar value of net new orders of $431.6 million, up 33%
●	Ending active community count of 170, up 27% from 134
●	Ending backlog dollar value of $792.1 million, up 17%
o	Units up 6%, first year-over-year increase in units and dollar value since the 2013 second quarter
●	Lots owned and under option of 16,342, up 3% year-over-year

Our net income for the 2014 third quarter was $15.5 million, or $0.32 per diluted share, compared to net income of $36.3 million, or $0.74 per diluted share, for the year earlier period. Our 2013 third quarter included a $1.3 million tax benefit, while in the 2014 third quarter and we recognized $8.5 million of income tax expense. Pretax income for the 2014 third quarter was $23.9 million, compared to $34.9 million for the same period in the prior year. The 2014 third quarter results included a $4.3 million impairment on securities subsequently sold in October of 2014 to fund the early redemption of our Senior Notes due July 2015.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “Against the backdrop of an uneven recovery for housing and overall economic conditions, we are pleased that we have consistently produced profitable results since the beginning of 2012. However, the volatility of the housing market recovery was evident in our third quarter results, as elevated land and construction costs, combined with our use of additional incentives to stimulate demand for new homes, have pressured our homebuilding gross margins.”

M.D.C. HOLDINGS, INC.

Mr. Mizel continued, “While we believe that the housing recovery remains on solid footing, it is evident that certain obstacles, such as Qualified Mortgage Standards and reduced Federal Housing Authority loan limits, have taken their toll on housing demand, especially for the first time buyer segment. Additionally, on the production side of our business, we have seen a negative impact from tighter subcontractor availability and adverse weather conditions in certain markets, as well as an elongated mortgage approval process. We believe the impact of many of these factors will diminish over time, allowing us to return to more robust levels of demand as overall economic conditions continue to improve.”

Mr. Mizel concluded, “In the meantime, we have set the stage for growth at our Company by expanding our footprint, with an increase in our quarter-end active community count by more than 25% year-over-year. The expansion of our active community count has already produced positive results, driving a 17% year-over-year increase in our net new home orders as well as our first year-over-year increase in quarter-end backlog since the second quarter of 2013. These improvements provide us with the opportunity for top and bottom line expansion in future periods, in spite of the obstacles that may remain for the housing market.”

Homebuilding

Home sale revenues for the 2014 third quarter decreased 7% to $405.1 million, compared to $433.7 million for the prior year period. The decrease in revenues was due to a 13% decline in homes delivered to 1,093, as compared to 1,257 in the prior year. The decline in deliveries was primarily attributable to a 10% year-over-year decline in our beginning backlog. The decline in homes delivered was partially offset by a 7% increase in average price due to a shift to higher-priced homes in certain markets as well as price increases achieved during much of 2013.

Gross margin from home sales decreased to 16.5% from 18.1% for the year-earlier period. The decrease was primarily due to the use of additional incentives to stimulate demand and higher land costs and construction costs in our homes delivered. Gross margin from home sales excluding interest and impairments was 20.2%* versus 21.8%* in the prior year.

SG&A expenses as a percentage of home sale revenues decreased by 80 basis points, despite a 7% decline in home sale revenues, to 12.5% for the 2014 third quarter versus 13.3% for the same period in 2013. The improvement was primarily the result of lower compensation-related expenses, and to a lesser extent, lower legal expenses.

The dollar value of net new orders for the 2014 third quarter increased 33% from the same period in 2013 to $431.6 million. The increase was driven by a 17% increase in unit volume, caused by a 20% increase in our average active communities, and a 13% increase in the average price of net new orders. Our cancellation rate for the 2014 third quarter was flat compared to the same period in the prior year at 26%.

M.D.C. HOLDINGS, INC.

Our backlog value at the end of the 2014 third quarter was up 17% year-over-year to $792.1 million. The increase was driven by a 10% increase in the average selling price of homes in backlog coupled with a 6% increase in units in backlog, due primarily to the net sales activity discussed above.

During the three and nine months ended September 30, 2014, we recorded an impairment of marketable securities totaling $4.3 million for certain equity securities we had the intent, at quarter-end, to sell in October of 2014 to fund the early redemption of our Senior Notes due July 2015.

Financial Services

Income before taxes from our financial services operations for the 2014 third quarter was $6.0 million, compared to $8.2 million for the 2013 third quarter. The decrease was primarily driven by lower pretax income from our mortgage operations segment due to reduced volumes, origination income per unit and gains on loans locked and sold compared to a year ago, resulting primarily from a more competitive mortgage market.

Income Taxes

During the 2014 third quarter, we recognized $8.5 million of income tax expense resulting in an effective tax rate of 35.4% while for the 2013 third quarter we recognized an income tax benefit of $1.3 million due to the reversal of $14.7 million of our deferred tax asset valuation allowance.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 175,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Philadelphia, Orlando, Jacksonville, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

M.D.C. HOLDINGS, INC.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company's business is contained in the Company's Form 10-Q for the quarter ended September 30, 2014, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Vice President of Finance and Corporate Controller
1-866-424-3395 / (720) 977-3395
IR@mdch.com

*Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$405,051	$433,693	$1,154,328	$1,165,768
Land sale revenues	2,653	25	3,171	1,832
Total home and land sale revenues	407,704	433,718	1,157,499	1,167,600
Home cost of sales	(338,037)	(354,889)	(953,690)	(956,892)
Land cost of sales	(1,985)	(35)	(2,507)	(1,470)
Inventory impairments	-	(350)	(850)	(350)
Total cost of sales	(340,022)	(355,274)	(957,047)	(958,712)
Gross margin	67,682	78,444	200,452	208,888
Selling, general and administrative expenses	(50,512)	(57,753)	(148,652)	(157,862)
Interest and other income	5,926	6,853	24,088	23,602
Interest expense	-	-	(685)	(1,726)
Other expense	(841)	(881)	(2,534)	(1,603)
Loss on early extinguishment of debt	-	-	(9,412)	-
Other-than-temporary impairment of marketable securities	(4,293)	-	(4,293)	-
Homebuilding pretax income	17,962	26,663	58,964	71,299

Financial Services:
Revenues	10,699	14,282	31,413	40,672
Expenses	(5,643)	(6,921)	(16,182)	(19,144)
Interest and other income	906	885	2,395	2,680
Financial services pretax income	5,962	8,246	17,626	24,208

Income before income taxes	23,924	34,909	76,590	95,507
Benefit from (provision for) income taxes	(8,466)	1,342	(28,086)	188,169
Net income	$15,458	$36,251	$48,504	$283,676

Other comprehensive income (loss) related to available-for-sale securities, net of tax	(2,484)	1,960	(4,203)	2,500
Comprehensive income	$12,974	$38,211	$44,301	$286,176

Earnings per share:
Basic	$0.32	$0.74	$0.99	$5.80
Diluted	$0.32	$0.74	$0.99	$5.75

Weighted average common shares outstanding
Basic	48,625,685	48,478,403	48,607,425	48,423,969
Diluted	48,830,790	48,753,649	48,824,871	48,852,870

Dividends declared per share	$0.25	$-	$0.75	$-

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
	(Dollars in thousands, except
	per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$56,503	$148,634
Marketable securities	437,444	569,021
Restricted cash	3,034	2,195
Trade and other receivables	24,958	23,407
Inventories:
Housing completed or under construction	836,520	636,700
Land and land under development	854,677	774,961
Total inventories	1,691,197	1,411,661
Property and equipment, net	30,210	31,248
Deferred tax asset, net	154,542	176,262
Metropolitan district bond securities (related party)	15,379	12,729
Prepaid and other assets	68,810	53,525
Total homebuilding assets	2,482,077	2,428,682
Financial Services:
Cash and cash equivalents	26,616	50,704
Marketable securities	17,195	19,046
Mortgage loans held-for-sale, net	58,132	92,578
Other assets	4,195	4,439
Total financial services assets	106,138	166,767
Total Assets	$2,588,215	$2,595,449
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$39,927	$15,046
Accrued liabilities	128,392	152,821
Revolving credit facility	10,000	-
Senior notes, net	1,096,269	1,095,620
Total homebuilding liabilities	1,274,588	1,263,487
Financial Services:
Accounts payable and accrued liabilities	56,270	55,639
Mortgage repurchase facility	31,782	63,074
Total financial services liabilities	88,052	118,713
Total Liabilities	1,362,640	1,382,200
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,816,639 and 48,788,887 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	488	488
Additional paid-in-capital	912,730	908,090
Retained earnings	304,985	293,096
Accumulated other comprehensive income	7,372	11,575
Total Stockholders' Equity	1,225,575	1,213,249
Total Liabilities and Stockholders' Equity	$2,588,215	$2,595,449

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2014
	2014	2013	2014	2013
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$15,458	$36,251	$48,504	$283,676
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on early extinguishment of debt	-	-	9,412	-
Stock-based compensation expense	2,204	3,026	4,754	8,240
Depreciation and amortization	995	888	2,928	2,960
Inventory impairments	-	350	850	350
Other-than-temporary impairment of marketable securities	4,293	-	4,293	-
Loss (gain) on sale of marketable securities	(1,266)	-	(7,622)	-
Amortization of discount / premiums on marketable debt securities	79	(607)	501	816
Deferred income tax expense (benefit)	8,809	(2,014)	28,363	(189,657)
Net changes in assets and liabilities:
Restricted cash	(846)	493	(839)	(327)
Trade and other receivables	2,588	6,967	(5,821)	(1,599)
Mortgage loans held-for-sale	245	18,123	34,446	45,613
Housing completed or under construction	(78,040)	(65,078)	(200,408)	(121,165)
Land and land under development	(16,719)	(71,709)	(79,465)	(210,218)
Prepaid expenses and other assets	(3,619)	(6,149)	(14,084)	(14,033)
Accounts payable and accrued liabilities	(11,165)	(158)	932	(30,516)
Net cash provided by (used in) operating activities	(76,984)	(79,617)	(173,256)	(225,860)

Investing Activities:
Purchases of marketable securities	(22,147)	(57,792)	(409,846)	(369,887)
Maturities of marketable securities	5,300	45,477	165,089	132,492
Sales of marketable securities	60,112	50,016	372,301	187,083
Purchases of property and equipment	(565)	(280)	(1,919)	(1,278)
Net cash provided by (used in) investing activities	42,700	37,421	125,625	(51,590)

Financing Activities:
Payments on mortgage repurchase facility, net	(416)	(9,936)	(31,292)	(37,415)
Proceeds from issuance of senior notes	-	-	248,375	346,938
Repayment of senior notes	-	-	(259,118)	-
Advances on revolving credit facility, net	-	-	10,000	-
Dividend payments	(12,204)	-	(36,616)	-
Proceeds from exercise of stock options	(8)	-	63	5,118
Net cash provided by (used in) financing activities	(12,628)	(9,936)	(68,588)	314,641

Net increase (decrease) in cash and cash equivalents	(46,912)	(52,132)	(116,219)	37,191
Cash and cash equivalents:
Beginning of period	130,031	249,418	199,338	160,095
End of period	$83,119	$197,286	$83,119	$197,286

 M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended September 30,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	222	$58,816	$264.9	173	$42,029	$242.9	28%	40%	9%
California	136	62,217	457.5	156	57,852	370.8	(13)%	8%	23%
Nevada	131	40,297	307.6	187	53,017	283.5	(30)%	(24)%	9%
Washington	66	23,297	353.0	110	35,558	323.3	(40)%	(34)%	9%
West	555	184,627	332.7	626	188,456	301.0	(11)%	(2)%	11%
Colorado	309	129,056	417.7	320	120,402	376.3	(3)%	7%	11%
Utah	43	13,526	314.6	45	14,565	323.7	(4)%	(7)%	(3)%
Mountain	352	142,582	405.1	365	134,967	369.8	(4)%	6%	10%
Maryland	74	35,094	474.2	100	43,574	435.7	(26)%	(19)%	9%
Virginia	56	26,682	476.5	90	46,866	520.7	(38)%	(43)%	(8)%
Florida	56	16,066	286.9	76	19,830	260.9	(26)%	(19)%	10%
East	186	77,842	418.5	266	110,270	414.5	(30)%	(29)%	1%
Total	1,093	$405,051	$370.6	1,257	$433,693	$345.0	(13)%	(7)%	7%

	Nine Months Ended September 30,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	531	$138,901	$261.6	443	$105,662	$238.5	20%	31%	10%
California	371	174,215	469.6	469	168,640	359.6	(21)%	3%	31%
Nevada	395	123,016	311.4	481	127,611	265.3	(18)%	(4)%	17%
Washington	208	74,578	358.5	269	86,034	319.8	(23)%	(13)%	12%
West	1,505	510,710	339.3	1,662	487,947	293.6	(9)%	5%	16%
Colorado	885	354,443	400.5	933	347,211	372.1	(5)%	2%	8%
Utah	111	35,231	317.4	171	53,097	310.5	(35)%	(34)%	2%
Mountain	996	389,674	391.2	1,104	400,308	362.6	(10)%	(3)%	8%
Maryland	232	108,350	467.0	237	100,685	424.8	(2)%	8%	10%
Virginia	180	88,972	494.3	248	123,335	497.3	(27)%	(28)%	(1)%
Florida	211	56,622	268.4	207	53,493	258.4	2	6%	4%
East	623	253,944	407.6	692	277,513	401.0	(10)%	(8)%	2%
Total	3,124	$1,154,328	$369.5	3,458	$1,165,768	$337.1	(10)%	(1)%	10%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended September 30,
	2014				2013				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	208	$63,685	$306.2	1.98	185	$49,009	$264.9	3.11	12%	30%	16%	(36)%
California	164	78,245	477.1	2.80	91	37,654	413.8	2.81	80%	108%	15%	(0)%
Nevada	155	55,766	359.8	2.91	119	39,276	330.1	2.87	30%	42%	9%	1%
Washington	63	22,578	358.4	2.33	75	24,596	327.9	2.17	(16)%	(8)%	9%	7%
West	590	220,274	373.3	2.42	470	150,535	320.3	2.81	26%	46%	17%	(14)%
Colorado	262	114,707	437.8	2.25	251	101,385	403.9	2.23	4%	13%	8%	1%
Utah	35	11,934	341.0	2.12	28	8,481	302.9	2.17	25%	41%	13%	(2)%
Mountain	297	126,641	426.4	2.24	279	109,866	393.8	2.22	6%	15%	8%	1%
Maryland	55	25,518	464.0	1.31	50	23,459	469.2	0.94	10%	9%	(1)%	39%
Virginia	49	24,878	507.7	2.04	48	22,262	463.8	1.55	2%	12%	9%	32%
Florida	90	34,274	380.8	1.88	77	19,363	251.5	2.23	17%	77%	51%	(16)%
East	194	84,670	436.4	1.70	175	65,084	371.9	1.48	11%	30%	17%	15%
Total	1,081	$431,585	$399.2	2.20	924	$325,485	$352.3	2.25	17%	33%	13%	(2)%

	Nine Months Ended September 30,
	2014				2013				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	661	$193,516	$292.8	2.32	508	$129,469	$254.9	3.28	30%	49%	15%	(29)%
California	531	257,163	484.3	3.64	451	178,424	395.6	4.18	18%	44%	22%	(13)%
Nevada	485	158,804	327.4	3.27	441	134,717	305.5	4.15	10%	18%	7%	(21)%
Washington	229	85,033	371.3	2.54	262	84,668	323.2	2.67	(13)%	0%	15%	(5)%
West	1,906	694,516	364.4	2.85	1,662	527,278	317.3	3.56	15%	32%	15%	(20)%
Colorado	1,068	453,163	424.3	3.12	1,050	392,728	374.0	3.02	2%	15%	13%	3%
Utah	133	44,425	334.0	2.64	137	43,644	318.6	1.98	(3)%	2%	5%	33%
Mountain	1,201	497,588	414.3	3.06	1,187	436,372	367.6	2.85	1%	14%	13%	7%
Maryland	200	95,390	477.0	1.44	252	115,425	458.0	1.51	(21)%	(17)%	4%	(5)%
Virginia	172	86,625	503.6	2.08	231	115,473	499.9	2.23	(26)%	(25)%	1%	(7)%
Florida	257	87,047	338.7	1.96	243	62,163	255.8	2.14	6%	40%	32%	(8)%
East	629	269,062	427.8	1.78	726	293,061	403.7	1.89	(13)%	(8)%	6%	(6)%
Total	3,736	$1,461,166	$391.1	2.64	3,575	$1,256,711	$351.5	2.82	5%	16%	11%	(6)%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

	September 30,		%
	2014	2013	Change
Arizona	36	19	89%
California	21	11	91%
Nevada	18	15	20%
Washington	10	11	(9)%
West	85	56	52%
Colorado	42	37	14%
Utah	5	5	0%
Mountain	47	42	12%
Maryland	14	16	(13)%
Virginia	8	9	(11)%
Florida	16	11	45%
East	38	36	6%
Total	170	134	27%
Average for quarter ended	164	137	20%
Average for the nine months ended	157	141	11%

Backlog

	September 30,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	290	$96,456	$332.6	215	$58,313	$271.2	35%	65%	23%
California	307	150,856	491.4	211	87,963	416.9	45%	71%	18%
Nevada	230	81,644	355.0	164	57,521	350.7	40%	42%	1%
Washington	67	25,302	377.6	72	25,119	348.9	(7)%	1%	8%
West	894	354,258	396.3	662	228,916	345.8	35%	55%	15%
Colorado	600	268,205	447.0	587	227,335	387.3	2%	18%	15%
Utah	48	17,135	357.0	47	15,387	327.4	2%	11%	9%
Mountain	648	285,340	440.3	634	242,722	382.8	2%	18%	15%
Maryland	97	48,831	503.4	198	94,175	475.6	(51)%	(48)%	6%
Virginia	95	47,663	501.7	168	84,867	505.2	(43)%	(44)%	(1)%
Florida	140	56,053	400.4	100	26,081	260.8	40%	115%	54%
East	332	152,547	459.5	466	205,123	440.2	(29)%	(26)%	4%
Total	1,874	$792,145	$422.7	1,762	$676,761	$384.1	6%	17%	10%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	September 30,		%
	2014	2013	Change
Unsold:
Completed	456	202	126%
Under construction	881	940	(6)%
Total unsold started homes	1,337	1,142	17%
Sold homes under construction or completed	1,417	1,459	(3)%
Model homes	242	229	6%
Total homes completed or under construction	2,996	2,830	6%

Lots Owned and Options (including homes completed or under construction)

	September 30, 2014			September 30, 2013
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	2,461	50	2,511	2,888	134	3,022	(17)%
California	1,711	191	1,902	1,546	64	1,610	18%
Nevada	1,703	209	1,912	1,514	265	1,779	7%
Washington	936	-	936	518	154	672	39%
West	6,811	450	7,261	6,466	617	7,083	3%
Colorado	4,240	1,160	5,400	4,372	1,014	5,386	0%
Utah	662	-	662	546	-	546	21%
Mountain	4,902	1,160	6,062	4,918	1,014	5,932	2%
Maryland	403	389	792	522	325	847	(6)%
Virginia	546	510	1,056	415	294	709	49%
Florida	917	254	1,171	716	521	1,237	(5)%
East	1,866	1,153	3,019	1,653	1,140	2,793	8%
Total	13,579	2,763	16,342	13,037	2,771	15,808	3%

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Gross Margin from Home Sales Excluding Interest and Impairments (Unaudited)

Gross Margin from Home Sales Excluding Impairments and Gross Margin from Home Sales Excluding Interest and Impairments are non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that interest and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	Gross Margin %	2013	Gross Margin %	2014	Gross Margin %	2013	Gross Margin %
	(Dollars in thousands)
Gross Margin	$67,682	16.6%	$78,444	18.1%	$200,452	17.3%	$208,888	17.9%
Less: Land Sales Revenue	(2,653)		(25)		(3,171)		(1,832)
Add: Land Cost of Sales	1,985		35		2,507		1,470
Gross Margin from Home Sales	67,014	16.5%	78,454	18.1%	199,788	17.3%	208,526	17.9%
Add: Inventory Impairments	-		350		850		350
Gross Margin from Home Sales
Excluding Impairments	67,014	16.5%	78,804	18.2%	200,638	17.4%	208,876	17.9%
Add: Interest in Cost of Sales	14,966		15,567		43,212		38,121
Gross Margin from Home Sales
Excluding Impairments and
Interest in Cost of Sales	$81,980	20.2%	$94,371	21.8%	$243,850	21.1%	$246,997	21.2%